Exhibit 99.1

NEWS RELEASE

Nabors Announces First Quarter Results

Notable items:

•                  First quarter GAAP EPS was ($1.41), which translates to ($0.29) excluding ($1.12) related to our equity investment in C&J Energy Services

•                  Repurchased approximately $154 million of senior unsecured notes in 1Q 2016

HAMILTON, Bermuda, April 25, 2016 /PRNewswire/ — Nabors Industries Ltd. (“Nabors”) (NYSE: NBR) today reported first quarter 2016 operating revenues of $597.6 million, compared to operating revenues of $738.9 million in the fourth quarter of last year.  Net income (loss) from continuing operations for the quarter was a loss of $396.6 million, or ($1.41) per diluted share, compared to a loss of $161.1 million, or ($0.57) per diluted share, last quarter.   The net loss from continuing operations for the first quarter included a per share loss of $1.12 per share due to impairments to the carrying value of the Company’s investment in C&J Energy Services, Ltd. (“C&J”) (NYSE: CJES) and from our proportionate share of C&J losses from the prior quarter, as such losses are accounted for on a quarter lag basis.

Anthony Petrello, Nabors’ Chairman, President, and CEO, commented, “Our first quarter results reflect the continued strain from low commodity prices.  In particular, the first quarter’s drop in oil prices below $30 led to sharp reductions in customer spending plans on a worldwide basis and had a corresponding adverse impact on our results.  In the U.S., our customers’ swift reaction to commodity price drops resulted in a roughly equal impact on both rig years and margins.  Internationally, a reduction of seven rig years combined with other unfavorable factors resulted in lower operating cash flows for the quarter.  Additionally, the Canada market’s typical seasonal uptick in the first quarter failed to materialize this year due to market conditions.  Despite these reductions in cash flows, we still modestly reduced net debt during the quarter while continuing to fund the innovative technological initiatives that will best position Nabors for the eventual upturn.”

Segment Results

Quarterly adjusted operating income (“adjusted income”) in Drilling and Rig Services decreased to a loss of $18.6 million from a profit of $29.9 million in the fourth quarter of last year.  Quarterly adjusted EBITDA in this business line decreased sequentially to $200.2 million, a 23% decline of which the majority was attributable to the U.S. drilling segment.  For the quarter, the Company averaged 187.9 rigs operating at an average gross margin of $13,407 per rig day, compared to 222.9 rigs at $14,229 per rig day in the fourth quarter of last year.  The Company expects additional declines in near-term volume and pricing as the weak commodity price environment persists and customer spending continues to adjust to their reduced budget levels.

International adjusted income decreased by 10% sequentially to $46.9 million, primarily due to a reduction of seven rig years, additional pricing concessions, and unfavorable cost impacts and rig moving activity.  Quarterly adjusted EBITDA in this segment decreased by 8% sequentially to $148.3 million.  Compared to the first quarter, the Company expects moderately decreasing quarterly income in the near term as activity declines.  In Canada, where the first quarter is traditionally the strongest, rig years declined 13% from the fourth quarter with future results expected to remain challenged.

The U.S. Drilling segment posted an adjusted operating loss of $47.6 million during the quarter, reflecting further activity declines and margin erosion as term contracts expire. The Lower 48 saw 30% fewer rigs working compared to the fourth quarter of last year, for an average rig count of 54.  At current commodity prices, the Company anticipates the rig count to stabilize mid-year but expects further deterioration in average margins in the near-term. Should market fundamentals push oil prices comfortably into the $50’s, rig activity could improve.

Rig Services, which consists of the Company’s manufacturing, directional drilling, and complementary services, reported an adjusted loss of $10.6 million, a $2.9 million improvement from the fourth quarter due to cost savings.  While market fundamentals continue to provide minimal upside for new equipment and services at this time, Nabors remains encouraged about the future potential of this segment with its focus on technology and automation.

William Restrepo, Nabors’ Chief Financial Officer, stated, “We continue to focus on maintaining our liquidity and enhancing operational performance during these challenged times.  Though the quarter’s results declined materially from the previous quarter, we were able to slightly reduce net debt through a combination of continued execution of stringent cost control and disciplined capital spending.  During the quarter, we repurchased $154.1 million of Nabors senior unsecured notes at a modest discount for an estimated net annual interest expense savings of $7 million.  As a result of the continued deterioration of industry conditions, we made the decision to impair our carrying value in C&J to better reflect the market value of our equity position.

“Despite a recent upturn in the price of oil, at its current level, we anticipate further near-term reductions in rig count both internationally and in the U.S.  We also expect margins to deteriorate, particularly in the Lower 48 market.  Though low oil prices have had increasing spill-over effects on our international business, Nabors remains uniquely well positioned to weather the storm given our ongoing cash flow from international operations and strong liquidity.”

Mr. Petrello concluded, “We continue to execute on our cost reduction initiatives and to move forward with our vision of the rig serving as the central platform for all drilling services and future innovation.  We expect our technological advances to give Nabors a sustainable competitive advantage by drilling wells with greater efficiency, safety, and accuracy in every one of our markets.”

About Nabors

Nabors Industries (NYSE: NBR) owns and operates the world’s largest land-based drilling rig fleet and is a leading provider of offshore platform rigs in the United States and multiple international markets. Nabors also provides directional drilling services, performance tools, and innovative technologies throughout the world’s most significant oil and gas markets. Leveraging our advanced drilling automation capabilities, Nabors’ highly skilled workforce continues to set new standards for operational excellence and transform our industry.

Forward-looking Statements

The information above includes forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. Such forward-looking statements are subject to certain risks and uncertainties, as disclosed by Nabors from time to time in its filings with the Securities and Exchange Commission. As a result of these factors, Nabors’ actual results may differ materially from those indicated or implied by such forward-looking statements.  The forward-looking statements contained in this press release reflect management’s estimates and beliefs as of the date of this press release.  Nabors does not undertake to update these forward-looking statements.

Non-GAAP Disclaimer

This press release presents certain “non-GAAP” financial measures.  The components of these non-GAAP measures are computed by using amounts that are determined in accordance with accounting principles generally accepted in the United States of America (“GAAP”).  Adjusted EBITDA is computed by subtracting the sum of direct costs, general and administrative expenses and research and engineering expenses from operating revenues.  Adjusted operating income (loss) is computed similarly, but also subtracts depreciation and amortization expenses from operating revenues. A reconciliation of adjusted EBITDA and adjusted operating income (loss) to income (loss) from continuing operations before income taxes, which is its nearest comparable GAAP financial measure, are included elsewhere in this press release.

Media Contact:

Dennis A. Smith, Vice President of Corporate Development & Investor Relations, +1 281-775-8038.  To request investor materials, contact Nabors’ corporate headquarters in Hamilton, Bermuda at +441-292-1510 or via e-mail at mark.andrews@nabors.com

NABORS INDUSTRIES LTD. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME (LOSS)

(Unaudited)

	Three Months Ended
	March 31,		December 31,
(In thousands, except per share amounts)	2016	2015	2015

Revenues and other income:
Operating revenues	$597,571	$1,414,707	$738,872
Earnings (losses) from unconsolidated affiliates	(167,151)	6,502	(45,367)
Investment income (loss)	343	969	180
Total revenues and other income	430,763	1,422,178	693,685

Costs and other deductions:
Direct costs	365,023	919,610	445,130
General and administrative expenses	62,334	115,430	61,056
Research and engineering	8,162	11,703	9,354
Depreciation and amortization	215,818	281,019	231,137
Interest expense	45,730	46,601	46,410
Other, net	182,404	(55,842)	1,011
Impairments and other charges	—	—	123,557
Total costs and other deductions	879,471	1,318,521	917,655

Income (loss) from continuing operations before income taxes	(448,708)	103,657	(223,970)

Income tax expense (benefit)	(52,064)	(20,705)	(62,880)

Income (loss) from continuing operations, net of tax	(396,644)	124,362	(161,090)
Income (loss) from discontinued operations, net of tax	(926)	(817)	(1,730)

Net income (loss)	(397,570)	123,545	(162,820)
Less: Net (income) loss attributable to noncontrolling interest	(724)	89	(834)
Net income (loss) attributable to Nabors	$(398,294)	$123,634	$(163,654)

Earnings (losses) per share:
Basic from continuing operations	$(1.41)	$.43	$(.57)
Basic from discontinued operations	—	—	(.01)
Basic	$(1.41)	$.43	$(.58)

Diluted from continuing operations	$(1.41)	$.43	$(.57)
Diluted from discontinued operations	—	(.01)	(.01)
Diluted	$(1.41)	$.42	$(.58)

Weighted-average number of common shares outstanding:
Basic	275,851	285,361	276,371
Diluted	275,851	286,173	276,371

Adjusted EBITDA (1)	$162,052	$367,964	$223,332

Adjusted operating income (loss) (2)	$(53,766)	$86,945	$(7,805)

(1)         Adjusted EBITDA is computed by subtracting the sum of direct costs, general and administrative expenses and research and engineering expenses from operating revenues. Adjusted EBITDA is a non-GAAP measure and should not be used in isolation or as a substitute for the amounts reported in accordance with GAAP. However, management evaluates the performance of our operating segments and the consolidated company based on several criteria, including adjusted EBITDA and adjusted operating income (loss), because we believe that these financial measures accurately reflect our ongoing profitability and performance.  In addition, securities analysts and investors use this measure as one of the metrics on which they analyze our performance.  A reconciliation of this non-GAAP measure to income (loss) from continuing operations before income taxes, which is a GAAP measure, is provided in the table set forth immediately following the heading “Reconciliation of Non-GAAP Financial Measures to Income (loss) from Continuing Operations before Income Taxes”.

(2)         Adjusted operating income (loss) is computed by subtracting the sum of direct costs, general and administrative expenses, research and engineering expenses and depreciation and amortization from operating revenues. Adjusted operating income (loss) is a non-GAAP measure and should not be used in isolation or as a substitute for the amounts reported in accordance with GAAP. However, management evaluates the performance of our operating segments and the consolidated company based on several criteria, including adjusted EBITDA and adjusted operating income (loss), because it believes that these financial measures accurately reflect our ongoing profitability and performance. In addition, securities analysts and investors use this measure as one of the metrics on which they analyze our performance.  A reconciliation of this non-GAAP measure to income (loss) from continuing operations before income taxes, which is a GAAP measure, is provided in the table set forth immediately following the heading “Reconciliation of Non-GAAP Financial Measures to Income (loss) from Continuing Operations before Income Taxes”.

NABORS INDUSTRIES LTD. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
(In thousands)	2016	2015
	(Unaudited)
ASSETS
Current assets:
Cash and short-term investments	$221,501	$274,589
Accounts receivable, net	594,506	784,671
Assets held for sale	80,100	75,678
Other current assets	363,280	340,959
Total current assets	1,259,387	1,475,897
Property, plant and equipment, net	6,942,315	7,027,802
Goodwill	167,217	166,659
Investment in unconsolidated affiliates	94,657	415,177
Other long-term assets	486,755	452,305
Total assets	$8,950,331	$9,537,840

LIABILITIES AND EQUITY
Current liabilities:
Current debt	$5,880	$6,508
Other current liabilities	865,388	999,991
Total current liabilities	871,268	1,006,499
Long-term debt	3,584,402	3,655,200
Other long-term liabilities	578,464	582,273
Total liabilities	5,034,134	5,243,972

Equity:
Shareholders’ equity	3,904,320	4,282,710
Noncontrolling interest	11,877	11,158
Total equity	3,916,197	4,293,868
Total liabilities and equity	$8,950,331	$9,537,840

NABORS INDUSTRIES LTD. AND SUBSIDIARIES

SEGMENT REPORTING

(Unaudited)

The following tables set forth certain information with respect to our reportable segments and rig activity:

	Three Months Ended
	March 31,		December 31,
(In thousands, except rig activity)	2016	2015	2015

Operating revenues:
Drilling & Rig Services:
U.S.	$148,676	$453,821	$222,060
Canada	17,494	57,840	28,312
International	401,055	439,161	448,507
Rig Services (1)	53,853	144,084	72,862
Subtotal Drilling & Rig Services	621,078	1,094,906	771,741

Completion & Production Services:
Completion Services	—	207,860	—
Production Services	—	158,512	—
Subtotal Completion & Production Services	—	366,372	—

Other reconciling items (2)	(23,507)	(46,571)	(32,869)
Total operating revenues	$597,571	$1,414,707	$738,872

Adjusted EBITDA: (3)
Drilling & Rig Services:
U.S.	$51,235	$187,745	$94,254
Canada	2,122	18,468	10,041
International	148,309	194,789	160,716
Rig Services (1)	(1,481)	21,583	(4,491)
Subtotal Drilling & Rig Services	200,185	422,585	260,520

Completion & Production Services:
Completion Services	—	(28,110)	—
Production Services	—	23,043	—
Subtotal Completion & Production Services	—	(5,067)	—

Other reconciling items (4)	(38,133)	(49,554)	(37,188)
Total adjusted EBITDA	$162,052	$367,964	$223,332

Adjusted operating income (loss): (5)
Drilling & Rig Services:
U.S.	$(47,559)	$77,038	$(7,398)
Canada	(7,278)	6,358	(1,034)
International	46,872	98,802	51,850
Rig Services (1)	(10,644)	12,873	(13,505)
Subtotal Drilling & Rig Services	(18,609)	195,071	29,913

Completion & Production Services:
Completion Services	—	(55,243)	—
Production Services	—	(3,559)	—
Subtotal Completion & Production Services	—	(58,802)	—

Other reconciling items (4)	(35,157)	(49,324)	(37,718)
Total adjusted operating income (loss)	$(53,766)	$86,945	$(7,805)

Earnings (losses) from unconsolidated affiliates (6)	$(167,151)	$6,502	$(45,367)

Rig activity:
Rig years: (7)
U.S.	64.9	167.6	91.0
Canada	12.5	25.6	14.4
International (8)	110.5	130.1	117.5
Total rig years	187.9	323.3	222.9
Rig hours: (9)
U.S. Production Services	—	129,652	—
Canada Production Services	—	23,947	—
Total rig hours	—	153,599	—

(1)         Includes our other services comprised of our drilling technology and top drive manufacturing, directional drilling, rig instrumentation and software services.

(2)         Represents the elimination of inter-segment transactions.

(3)         Adjusted EBITDA is computed by subtracting the sum of direct costs, general and administrative expenses and research and engineering expenses from operating revenues. Adjusted EBITDA is a non-GAAP measure and should not be used in isolation or as a substitute for the amounts reported in accordance with GAAP. However, management evaluates the performance of our operating segments and the consolidated company based on several criteria, including adjusted EBITDA and adjusted operating income (loss), because we believe that these financial measures accurately reflect our ongoing profitability and performance.  In addition, securities analysts and investors use this measure as one of the metrics on which they analyze our performance.  A reconciliation of this non-GAAP measure to income (loss) from continuing operations before income taxes, which is a GAAP measure, is provided in the table set forth immediately following the heading “Reconciliation of Non-GAAP Financial Measures to Income (loss) from Continuing Operations before Income Taxes”.

(4)         Represents the elimination of inter-segment transactions and unallocated corporate expenses.

(5)         Adjusted operating income (loss) is computed by subtracting the sum of direct costs, general and administrative expenses, research and engineering expenses and depreciation and amortization from operating revenues. Adjusted operating income (loss) is a non-GAAP measure and should not be used in isolation or as a substitute for the amounts reported in accordance with GAAP. However, management evaluates the performance of our operating segments and the consolidated company based on several criteria, including adjusted EBITDA and adjusted operating income (loss), because it believes that these financial measures accurately reflect our ongoing profitability and performance.  In addition, securities analysts and investors use this measure as one of the metrics on which they analyze our performance.  A reconciliation of this non-GAAP measure to income (loss) from continuing operations before income taxes, which is a GAAP measure, is provided in the table set forth immediately following the heading “Reconciliation of Non-GAAP Financial Measures to Income (loss) from Continuing Operations before Income Taxes”.

(6)         Represents our share of the net income (loss), as adjusted for our basis difference, of our unconsolidated affiliates accounted for by the equity method, inclusive of $(167.1) million and $(81.3) million for the three months ended March 31, 2016 and December 31, 2015, respectively, related to our share of the net loss of C&J, which we report on a quarter lag.

(7)         Excludes well-servicing rigs, which are measured in rig hours.  Includes our equivalent percentage ownership of rigs owned by unconsolidated affiliates.  Rig years represent a measure of the number of equivalent rigs operating during a given period.  For example, one rig operating 182.5 days during a 365-day period represents 0.5 rig years.

(8)         International rig years includes our equivalent percentage ownership of rigs owned by unconsolidated affiliates, which totaled 2.5 years during the three months ended March 31, 2015.  As of May 24, 2015, this was no longer an unconsolidated affiliate.

(9)         Rig hours represents the number of hours that our well-servicing rig fleet operated during the period.  This fleet was included in the Completion & Production Services business that was merged with C&J Energy Services, Inc. in March 2015 and we will therefore no longer report this performance metric.

NABORS INDUSTRIES LTD. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO

INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES

(Unaudited)

	Three Months Ended
	March 31,		December 31,
(In thousands)	2016	2015	2015

Adjusted EBITDA	$162,052	$367,964	$223,332
Depreciation and amortization	(215,818)	(281,019)	(231,137)
Adjusted operating income (loss)	(53,766)	86,945	(7,805)

Earnings (losses) from unconsolidated affiliates	(167,151)	6,502	(45,367)
Investment income (loss)	343	969	180
Interest expense	(45,730)	(46,601)	(46,410)
Other, net	(182,404)	55,842	(1,011)
Impairments and other charges	—	—	(123,557)
Income (loss) from continuing operations before income taxes	$(448,708)	$103,657	$(223,970)

NABORS INDUSTRIES LTD. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME (LOSS) ITEMS EXCLUDING CERTAIN NON-CASH CHARGES
AND OTHER NON-OPERATIONAL ITEMS (NON-GAAP)

(Unaudited)

		Charges and Non-Operational	As adjusted
	Actuals	Items	(Non-GAAP)
(In thousands, except per share amounts)	Three Months Ended March 31, 2016

Income (loss) from continuing operations, net of tax	$(396,644)	$(316,552)	$(80,092)
Diluted earnings (losses) per share from continuing operations	$(1.41)	$(1.12)	$(0.29)

NABORS INDUSTRIES LTD. AND SUBSIDIARIES

SCHEDULE OF NON-CASH CHARGES AND OTHER NON-OPERATIONAL ITEMS (NON-GAAP)

(Unaudited)

	Three Months Ended
	March 31,
		Per Diluted
(In thousands, except per share amounts)	2016	Share

Impairments and equity losses (1)	$316,552	$1.12

Total Adjustments, net of tax	$316,552	$1.12

(1) Represents impairments to the carrying value of our C&J holdings and earnings (losses) from unconsolidated affiliates, which represents our proportionate share of C&J’s losses from the prior quarter, net of tax of $27.8 million.